EXHIBIT 5

                     MCGINNIS, LOCHRIDGE & KILGORE, L.L.P.
                        919 CONGRESS AVENUE, SUITE 1300
                              AUSTIN, TEXAS 78701
                                December 9, 1997

Texas Regional Bancshares, Inc.
Kerria Plaza, Suite 301
3700 North 10th Street
McAllen, Texas 78502

RE:  Issuance of up to 308,076 shares of
     Class A Voting Common Stock of
     Texas Regional Bancshares, Inc.

Gentlemen:

     We have acted as counsel for Texas Regional Bancshares, Inc. (the "Corporation"), a Texas corporation, in connection with a proposed registration by the Corporation with the Securities and Exchange Commission on a Form S-4 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 308,076 shares of the Class A Voting Common Stock of Texas Regional Bancshares, Inc. (the "Stock"), to the shareholders of TB&T Bancshares, Inc. in exchange for all of the outstanding capital stock of TB&T Bancshares, Inc. in such merger transaction. Such Stock is to be issued in connection with the proposed merger of Texas Regional Delaware, Inc., a corporation wholly owned by the Corporation, with TB&T Bancshares, Inc.

     Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of the Corporation and others. Based upon the foregoing, we are of the opinion that the shares of Stock of the Corporation which will be issued in connection with the merger described in the Registration Statement will, upon consummation of the merger and issuance and delivery of such shares of Stock to the TB&T Bancshares, Inc., shareholders, be validly issued, fully paid and nonassessable; provided, however, that any such shares of Stock as are held in escrow pursuant to the Holdback Escrow Agreement described in the Registration Statement will be subject to the terms and provisions of that agreement.

     We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          McGINNIS, LOCHRIDGE & KILGORE, L.L.P.
                                          By: /s/__WILLIAM A. ROGERS, JR._______
                                             William A. Rogers, Jr., Partner